Exhibit 99.1

CPI Card Group Inc. Reports Third Quarter 2017 Results

Date: November 7, 2017

Third Quarter Net Sales of $68.0 million

GAAP loss per diluted share of $(0.01); Adjusted diluted EPS of $0.02

Adjusted EBITDA of $9.6 million

Third Quarter Cash Provided by Operating Activities of $1.3 million

Cash of $14.8 million, Undrawn Revolver of $20.0 million, Available Liquidity of $34.8 million

New Leadership Initiated Robust Review of Business Strategies and Market Opportunities; Discontinued Providing Guidance as Review Underway and Initiatives are Executed to Drive Shareholder Value

Confident in Long-Term Opportunities and will Provide an Update on Plans and Initiatives during Fourth Quarter 2017 Earnings Call

Call scheduled for Tuesday, November 7, 2017 at 5:00 p.m. Eastern Time

Littleton, Colo. November 7, 2017 -- CPI Card Group Inc. (Nasdaq: PMTS; TSX: PMTS) (“CPI Card Group” or the “Company”) today reported financial results for the third quarter ended September 30, 2017.

Scott Scheirman, President and Chief Executive Officer of CPI Card Group, stated, “We believe CPI has strong long-term opportunities. We expect cards in circulation will continue to grow in the U.S. over the long-term, which bodes well for card replacement driven demand, and the migration to EMV continues to progress. Furthermore, we are excited about the momentum that is building in our newer products and solutions including Card@Once, CPI on Demand (formerly “Print on Demand”) and premium metal cards. In addition, we continue to view the potential migration of the U.S. market to dual-interface cards as an attractive long-term opportunity. We believe our dedicated and passionate employees, strong market position and diverse suite of products and differentiated solutions position us very well. However, we also need to enhance our strategies and sharpen our execution to better serve our customers and drive growth in order to deliver shareholder value. I’m personally looking forward to working with our employees, customers and partners to achieve these objectives.”

Business Review & 2017 Financial Outlook

CPI believes that it has the products and innovative solutions in place to navigate the challenging U.S. card manufacturing market and capitalize on the significant long-term growth opportunities within the broader payments space. With this solid foundation established, CPI believes that customers and stockholders will benefit from the Company conducting a thorough review of its business strategies and market opportunities. As a result, CPI has initiated a review of its business with an objective to better serve the needs of customers and deliver shareholder value. The

Company has discontinued providing guidance so that it can enhance its strategies and execute initiatives to achieve these objectives. CPI plans to provide an update with key indicators of performance during the fourth quarter earnings call.

Mr. Scheirman stated, “While we remain confident in our long-term success, we believe that it is prudent to take the time to review and assess the business, enhance our strategies and execute our key initiatives. We plan to provide an update on our plans, initiatives, and guidance policies when we report fourth quarter 2017 results.”

Third Quarter 2017 Segment Information

U.S. Debit and Credit:

Net sales were $39.3 million in the third quarter of 2017, representing a decrease of 20.0% from the third quarter of 2016. The decrease in U.S. Debit and Credit segment net sales was driven predominantly by a decline in the number of EMV® chip cards sold in the third quarter compared with the third quarter of 2016 and lower EMV® card average selling prices, as well as a $3.6 million decrease in card personalization and fulfillment services revenue.

U.S. Prepaid Debit:

Net sales were $19.9 million in the third quarter of 2017, representing a decrease of 13.7% from the third quarter of 2016. The year-over-year decline in U.S. Prepaid Debit segment net sales was driven primarily by lower volumes, partially offset by higher net sales related to CPI on Demand (formerly “Print on Demand”) services.

U.K. Limited:

Net sales were $7.0 million in the third quarter of 2017, representing a decrease of 8.2% from the third quarter of 2016.  The lower net sales resulted from a prior year loyalty card project which did not recur during the third quarter of 2017, partially offset by higher retail gift card net sales.

Balance Sheet, Cash Flow, Liquidity & Other Select Financial Information

At September 30, 2017, the Company had $14.8 million of cash and cash equivalents and an undrawn $40.0 million revolving credit facility, of which $20.0 million was available for borrowing.

Total debt principal outstanding, comprised of the Company’s First Lien Term Loan, was $312.5 million at September 30, 2017, unchanged from December 31, 2016.  Net of debt issuance costs and discount, recorded debt was $303.4 million as of September 30, 2017.  The Company’s First Lien Term Loan matures on August 17, 2022 and includes no financial leverage covenants.

Cash provided by operating activities for the three months ended September 30, 2017 was $1.3 million, a decrease from $6.6 million in the prior year period, but an increase of $4.6 million from a use of $(3.3) million in the second quarter of 2017. Capital expenditures totaled $2.0 million for the three months ended September 30, 2017 compared with $5.4 million in the prior year period. Free cash flow for the three months ended September 30, 2017 was $(0.7) million, compared with $1.2 million in the prior year period.

Interest expense, net, was $5.3 million in the third quarter of 2017, up modestly from $5.0 million in the third quarter of 2016 due primarily to higher average interest rates on the Company’s outstanding debt balance.

Lillian Etzkorn, Chief Financial Officer, stated, “I am pleased with the improvement in our operating cash flow trend in the third quarter, and we remain intensely focused on returning to consistent positive cash flow generation. We expect positive cash flow from operations for the balance of 2017. Our primary objective is to deliver long-term shareholder value by making the investments necessary to better position CPI to capitalize on the growth opportunities in our industry, and we plan to aggressively improve our cost structure and operating efficiencies, while also improving our net leverage position.”

EMV® is a registered trademark or trademark of EMVCo LLC in the United States and other countries.

All rights reserved. Card@Once® is a registered trademark of CPI Card Group, Inc. US Patent No.: 8429075.

Non-GAAP Financial Measures

In addition to financial results reported in accordance with U.S. generally accepted accounting principles (GAAP), we have provided the following non-GAAP financial measures in this release:  Adjusted Net Income (Loss), Adjusted Diluted Earnings (Loss) per Share, EBITDA, Adjusted EBITDA, Free Cash Flow, and Constant Currency.  These non-GAAP financial measures are utilized by management in comparing our operating performance on a consistent basis. We believe that these financial measures are appropriate to enhance an overall understanding of our underlying operating performance trends compared to historical and prospective periods and our peers. Management also believes that these measures are useful to investors in their analysis of our results of operations and provide improved comparability between fiscal periods. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Our non-GAAP measures may be different from similarly titled measures of other companies.  Investors are encouraged to review the reconciliation of these historical non-GAAP measures to their most directly comparable GAAP financial measures included in Exhibit E to this press release.

Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) per Share

Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) per Share exclude the impact of amortization of intangible assets, stock-based compensation expense, litigation and related charges incurred in connection with certain patent and shareholder litigation, performance bonuses in connection with the EFT Source acquisition, and other non-operational, non-cash or non-recurring items, net of their income tax impact. A 35% tax rate is used to calculate Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) per Share. We believe that Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) per Share are useful in assessing our financial performance by excluding items that are not indicative of our core operating performance or that may obscure trends useful in evaluating our results of operations.

EBITDA

EBITDA represents earnings before interest, taxes, depreciation and amortization. EBITDA is presented because it is an important supplemental measure of performance and it is frequently used by analysts, investors and other interested parties in the evaluation of companies in our industry. EBITDA is also presented and compared by analysts and investors in evaluating our ability to meet debt service obligations. Other companies in our industry may calculate EBITDA differently. EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net (loss) income as indicators of operating performance or any other measures of performance derived in accordance with GAAP. Because EBITDA is calculated before recurring cash charges, including interest expense and taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business.

Adjusted EBITDA

Adjusted EBITDA is defined as EBITDA adjusted for stock-based compensation expense, litigation and related charges incurred in connection with certain patent and shareholder litigation, performance bonuses in connection with the EFT Source acquisition, foreign currency gain or loss, and other items that are unusual in nature, infrequently occurring or not considered part of our core operations, as set forth in the reconciliation on Exhibit E.  Adjusted EBITDA is also a defined term in our existing credit agreement, which generally conforms to the definition above, and impacts certain credit measures and compliance targets within the credit agreement. Adjusted EBITDA is intended to show our unleveraged, pre-tax operating results and therefore reflects our financial performance based on operational factors, excluding non-operational, non-cash or non-recurring losses or gains. Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for, analysis of our results as reported under GAAP. For example, Adjusted EBITDA does not reflect: (a) our capital expenditures, future requirements for capital expenditures or contractual commitments; (b) changes in, or cash requirements for, our working capital needs; (c) the significant interest expenses, or the cash requirements necessary to service interest or principal payments on our debt; (d) tax payments that represent a reduction in cash available to us; (e) any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; or (f) the impact of earnings or charges resulting from matters that we and the lenders under our credit agreement may not consider indicative of our ongoing operations. In particular, our definition of Adjusted EBITDA allows us to add back certain non-cash, non-operating or non-recurring charges that are deducted in calculating net (loss) income, even though these are expenses that may recur, vary greatly and are difficult to predict and can represent the effect of long-term strategies as opposed to short-term results.

In addition, certain of these expenses can represent the reduction of cash that could be used for other corporate purposes. Further, although not included in the calculation of Adjusted EBITDA, the measure may at times allow us to add estimated cost savings and operating synergies related to operational changes ranging from acquisitions to dispositions to restructurings and/or exclude one-time transition expenditures that we anticipate we will need to incur to realize cost savings before such savings have occurred. Further, management and various investors use the ratio of total debt less cash to Adjusted EBITDA, or "net debt leverage", as a measure of our financial strength and ability to incur incremental indebtedness when making key investment decisions and evaluating us against peers.

Free Cash Flow

We define Free Cash Flow as cash flow from operations less capital expenditures, and we use this metric in analyzing our ability to service and repay our debt. However, this measure does not represent funds available for investment or other discretionary uses since it does not deduct cash used to service our debt.

Constant Currency

Constant currency results show our current period operating results as if foreign currency exchange rates had remained the same as those in effect in the prior year period. We present certain constant currency results to facilitate comparisons to our historical operating results.

About CPI Card Group Inc.

CPI Card Group is a leading provider in payment card production and related services, offering a single source for credit, debit and prepaid debit cards including EMV chip, personalization, instant issuance, fulfillment and mobile payment services. With more than 20 years of experience in the payments market and as a trusted partner to financial institutions, CPI’s solid reputation of product consistency, quality and outstanding customer service supports our position as a leader in the market. Serving our customers from ten locations throughout the United States, Canada and the United Kingdom, we have the largest network of high security facilities in the United States and Canada, each of which is certified by one or more of the payment brands: Visa, MasterCard, American Express, Discover and Interac in Canada. Learn more at www.cpicardgroup.com.

Conference Call and Webcast

CPI Card Group Inc. will host a conference call on November 7, 2017 at 5:00 p.m. ET to discuss its third quarter 2017 results. To participate in the Company's live conference call via telephone or online:

Participant Toll-Free Dial-In Number: (844) 392-3771
Participant International Dial-In Number: (541) 397-0893
Conference ID: 1066727
Webcast Link: https://edge.media-server.com/m6/p/b8ucdud3

Participants are advised to login for the live webcast 10 minutes prior to the scheduled start time. A webcast replay and transcript of the conference call will be available on CPI Card Group Inc.’s Investor Relations web site: http://investor.cpicardgroup.com/

Following the completion of the conference call, a replay of the conference call will be available from 8:30 p.m. ET on November 7, 2017 until 11:59 p.m. ET on November 14, 2017. To access the replay, please dial (855) 859-2056 or (404) 537-3406; Conference ID: 1066727.

Forward-Looking Statements

Statements in this press release that are not statements of historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements may be identified by terms such as statements about our plans, objectives, expectations, assumptions or future events. Words such as “may,” “will,” “should,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “continue”, “project”, “plan”, “foresee”, and other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These statements involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. These risks and uncertainties include, but are not limited to: system security risks, data protection breaches and cyber-attacks; market acceptance of developing technologies that make our existing technology solutions and products less relevant; a slower or less widespread continued adoption of contact and dual-interface EMV technology than we anticipate; failure to identify, attract and retain new customers or a failure to maintain our relationships with our major customers; competition and/or price erosion in the payment card industry; failure to accurately predict demand for our products and services; extension of card expiration cycles; our failure to operate our business in accordance with the PCI security standards or other industry standards such as Payment Card Brand certification standards; infringement on our intellectual property rights, or claims that our technology is infringing on third-party intellectual property; difficulties in production quality and process; defects in our software;  a decline in U.S. and global market and economic conditions; our substantial indebtedness;  failure to meet our customers’ demands in a timely manner; potential imposition of tariffs and/or trade restrictions on goods imported into the United States; economic conditions and regulatory changes leading up to and following the

United Kingdom’s likely exit from the European Union; costs relating to product defects; our dependence on licensing arrangements; inability to renew leases for our facilities; interruptions in our IT systems or production capabilities; the restrictive terms of our credit facility and covenants of future agreements governing indebtedness; non-compliance with, and changes in, laws in foreign jurisdictions in which we operate and sell our products; challenges related to our acquisition strategy; our dependence on specialized equipment from third party suppliers; a competitive disadvantage resulting from chip operating systems developed by our competitors; continued viability of the Payment Card Brands; quarterly variation in our operating results; and other risks and other risk factors or uncertainties identified from time to time in our filings with the SEC. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Reference is made to a more complete discussion of forward-looking statements and applicable risks contained under the captions “Cautionary Statement Regarding Forward-Looking Information” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 2, 2017. CPI Card Group Inc. undertakes no obligation to update or revise any of its forward-looking statements, whether as a result of new information, future events or otherwise.

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For more information:

CPI encourages investors to use its investor relations website as a way of easily finding information about the company. CPI promptly makes available on this website, free of charge, the reports that the company files or furnishes with the SEC, corporate governance information, and press releases. CPI uses its investor relations site (http://investor.cpicardgroup.com) as a means of disclosing material information and for complying with its disclosure obligations under Regulation FD.

CPI Card Group Inc. Investor Relations:

William Maina

(877) 369-9016

InvestorRelations@cpicardgroup.com

CPI Card Group Inc. Media Relations:

Media@cpicardgroup.com

 CPI Card Group Inc.

Earnings Release Supplemental Financial Information

Exhibit A	Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income - Unaudited for the three and nine months ended September 30, 2017 and 2016

Exhibit B	Condensed Consolidated Balance Sheets – Unaudited as of September 30, 2017 and December 31, 2016

Exhibit C	Condensed Consolidated Statements of Cash Flows - Unaudited for the nine months ended September 30, 2017 and 2016

Exhibit D	Segment Summary Information – Unaudited for the three and nine months ended September 30, 2017 and 2016

Exhibit E	Supplemental GAAP to Non-GAAP Reconciliations - Unaudited for the three and nine months ended September 30, 2017 and 2016

				EXHIBIT A
CPI Card Group Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income
(Dollars in Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net sales:
Products	$31,417	$37,482	$95,005	$132,535
Services	36,627	43,720	94,893	108,785
Total net sales	68,044	81,202	189,898	241,320
Cost of sales:
Products (exclusive of depreciation and amortization shown below)	22,366	23,583	66,161	87,248
Services (exclusive of depreciation and amortization shown below)	21,916	25,855	58,969	64,682
Depreciation and amortization	2,786	2,701	8,412	7,928
Total cost of sales	47,068	52,139	133,542	159,858
Gross profit	20,976	29,063	56,356	81,462
Operating expenses:
Selling, general and administrative (exclusive of depreciation and amortization shown below)	15,806	15,838	47,519	46,969
Depreciation and amortization	1,674	1,529	5,183	4,602
Total operating expenses	17,480	17,367	52,702	51,571
Income from operations	3,496	11,696	3,654	29,891
Other expense, net:
Interest, net	(5,305)	(5,008)	(15,530)	(15,109)
Foreign currency gain (loss)	314	(124)	568	(192)
Other income, net	5	3	12	17
Total other expense, net	(4,986)	(5,129)	(14,950)	(15,284)

(Loss) Income before income taxes	(1,490)	6,567	(11,296)	14,607
Income tax benefit (expense)	755	(2,541)	3,893	(5,194)
Net (loss) income	$(735)	$4,026	$(7,403)	$9,413

Basic and diluted (loss) earnings per share:	$(0.01)	$0.07	$(0.13)	$0.17
Weighted-average shares outstanding:
Basic	55,639,551	55,255,239	55,558,825	55,999,722
Diluted	55,639,551	55,508,684	55,558,825	56,232,195

Dividends declared per common share	$—	$0.045	$0.09	$0.135

Comprehensive (loss) income
Net (loss) income	$(735)	$4,026	$(7,403)	$9,413
Currency translation adjustment	434	(465)	1,221	(1,414)
Total comprehensive (loss) income	$(301)	$3,561	$(6,182)	$7,999

		EXHIBIT B
CPI Card Group Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Dollars in Thousands, Except Share and Per Share Amounts)

	September 30,	December 31,
	2017	2016
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$14,815	$36,955
Accounts receivable, net of allowances of $53 and $126, respectively	42,712	31,492
Inventories	18,637	19,369
Prepaid expenses and other current assets	3,891	4,601
Income taxes receivable	4,415	—
Total current assets	84,470	92,417
Plant, equipment and leasehold improvements, net	51,320	53,419
Intangible assets, net	42,800	46,348
Goodwill	72,638	71,996
Other assets	280	240
Total assets	$251,508	$264,420

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$13,482	$10,996
Accrued expenses	12,856	17,487
Income taxes payable	—	64
Deferred revenue and customer deposits	5,194	6,729
Total current liabilities	31,532	35,276
Long-term debt	303,383	301,922
Deferred income taxes	20,512	21,261
Other long-term liabilities	1,666	1,234
Total liabilities	357,093	359,693

Commitments and contingencies

Stockholders’ deficit:
Common Stock; $0.001 par value—100,000,000 shares authorized; 55,661,337 and 55,359,251 shares issued and outstanding as of September 30, 2017 and December 31, 2016, respectively	56	55
Capital deficiency	(113,689)	(114,881)
Accumulated earnings	13,242	25,968
Accumulated other comprehensive loss	(5,194)	(6,415)
Total stockholders’ deficit	(105,585)	(95,273)
Total liabilities and stockholders’ deficit	$251,508	$264,420

		EXHIBIT C
CPI Card Group Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Dollars in Thousands)
(Unaudited)

	Nine Months Ended September 30,
	2017	2016
Operating activities
Net (loss) income	$(7,403)	$9,413
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization expense	13,595	12,530
Stock-based compensation expense	1,367	2,785
Amortization of debt issuance costs and debt discount	1,461	1,437
Excess tax benefits from stock-based compensation	—	(526)
Deferred income taxes	(863)	(445)
Other, net	(209)	220
Changes in operating assets and liabilities:
Accounts receivable	(10,681)	9,053
Inventories	1,186	1,978
Prepaid expenses and other assets	709	(32)
Income taxes	(4,470)	4,522
Accounts payable	2,319	(4,352)
Accrued expenses	(2,384)	1,699
Deferred revenue and customer deposits	(1,957)	1,307
Other liabilities	402	183
Cash (used in) provided by operating activities	(6,928)	39,772
Investing activities
Acquisitions of plant, equipment and leasehold improvements	(7,808)	(12,369)
Cash used in investing activities	(7,808)	(12,369)
Financing activities
Payment of Sellers Note	—	(9,000)
Dividends paid on common stock	(7,537)	(5,031)
Taxes withheld and paid on stock-based compensation awards	(341)	—
Common stock repurchased	—	(6,008)
Excess tax benefits from stock-based compensation	—	526
Cash used in financing activities	(7,878)	(19,513)
Effect of exchange rates on cash	474	(226)
Net (decrease) increase in cash and cash equivalents	(22,140)	7,664
Cash and cash equivalents, beginning of period	36,955	13,606
Cash and cash equivalents, end of period	$14,815	$21,270

				EXHIBIT D
CPI Card Group Inc. and Subsidiaries
Segment Summary Information
For the Three and Nine Months Ended September 30, 2017 and 2016
(Dollars in Thousands, Except Shares and Per Share Amounts)
(Unaudited)

Net Sales
	Three Months Ended September 30,
	2017	2016	$ Change	% Change
	(dollars in thousands)
Net sales by segment:
U.S Debit and Credit	$39,304	$49,156	$(9,852)	(20.0)%
U.S. Prepaid Debit	19,935	23,087	(3,152)	(13.7)%
U.K. Limited	7,047	7,675	(628)	(8.2)%
Other	2,661	2,710	(49)	(1.8)%
Eliminations	(903)	(1,426)	523	*
Total	$68,044	$81,202	$(13,158)	(16.2)%

	Nine Months Ended September 30,
	2017	2016	$ Change	% Change
	(dollars in thousands)
Net sales by segment:
U.S Debit and Credit	$121,017	$165,055	$(44,038)	(26.7)%
U.S. Prepaid Debit	42,146	47,419	(5,273)	(11.1)%
U.K. Limited	23,644	21,896	1,748	8.0%
Other	8,390	9,530	(1,140)	(12.0)%
Eliminations	(5,299)	(2,580)	(2,719)	*
Total	$189,898	$241,320	$(51,422)	(21.3)%

Gross Profit
	Three Months Ended September 30,
	2017	% of Net Sales	2016	% of Net Sales	$ Change	% Change
	(dollars in thousands)
Gross profit by segment:
U.S Debit and Credit	$10,739	27.3%	$17,093	34.8%	$(6,354)	(37.2)%
U.S. Prepaid Debit	7,707	38.7%	9,168	39.7%	(1,461)	(15.9)%
U.K. Limited	1,534	21.8%	2,169	28.3%	(635)	(29.3)%
Other	996	*	633	*	363	*
Total	$20,976	30.8%	$29,063	35.8%	$(8,087)	(27.8)%

	Nine Months Ended September 30,
	2017	% of Net Sales	2016	% of Net Sales	$ Change	% Change
	(dollars in thousands)
Gross profit by segment:
U.S Debit and Credit	$35,131	29.0%	$55,964	33.9%	$(20,833)	(37.2)%
U.S. Prepaid Debit	13,470	32.0%	17,401	36.7%	(3,931)	(22.6)%
U.K. Limited	5,602	23.7%	5,817	26.6%	(215)	(3.7)%
Other	2,153	*	2,280	*	(127)	*
Total	$56,356	29.7%	$81,462	33.8%	$(25,106)	(30.8)%

Income from Operations
	Three Months Ended September 30,
	2017	% of Net Sales	2016	% of Net Sales	$ Change	% Change
	(dollars in thousands)
Income from Operations by segment:
U.S Debit and Credit	$4,332	11.0%	$10,769	21.9%	$(6,437)	(59.8)%
U.S. Prepaid Debit	6,910	34.7%	8,014	34.7%	(1,104)	(13.8)%
U.K. Limited	201	2.9%	841	11.0%	(640)	(76.1)%
Other	(7,947)	*	(7,928)	*	(19)	*
Total	$3,496	5.1%	$11,696	14.4%	$(8,200)	(70.1)%

	Nine Months Ended September 30,
	2017	% of Net Sales	2016	% of Net Sales	$ Change	% Change
	(dollars in thousands)
Income from Operations by segment:
U.S Debit and Credit	$15,798	13.1%	$37,007	22.4%	$(21,209)	(57.3)%
U.S. Prepaid Debit	10,511	24.9%	13,682	28.9%	(3,171)	(23.2)%
U.K. Limited	1,630	6.9%	1,496	6.8%	134	9.0%
Other	(24,285)	*	(22,294)	*	(1,991)	*
Total	$3,654	1.9%	$29,891	12.4%	$(26,237)	(87.8)%

EBITDA
	Three Months Ended September 30,
	2017	% of Net Sales	2016	% of Net Sales	$ Change	% Change
	(dollars in thousands)
EBITDA by segment (1)
U.S Debit and Credit	$6,476	16.5%	$12,917	26.3%	$(6,441)	(49.9)%
U.S. Prepaid Debit	7,606	38.2%	8,593	37.2%	(987)	(11.5)%
U.K. Limited	403	5.7%	942	12.3%	(539)	(57.2)%
Corporate and Other	(6,210)	*	(6,647)	*	437	*
Total	$8,275	12.2%	$15,805	19.5%	$(7,530)	(47.6)%

* Calculation not meaningful

(1) EBITDA is the primary measure used by management to evaluate segment operating performance.  The principal difference between Income from Operations and EBITDA is that EBITDA is adjusted to exclude Depreciation and Amortization expense of $2,144 and $2,199 in U.S. Debit and Credit, $696 and $579 in U.S. Prepaid Debit, $237 and $186 in U.K. Limited and $1,383 and $1,266 in Corporate and Other for the three months ended September 30, 2017 and 2016, respectively.

	Nine Months Ended September 30,
	2017	% of Net Sales	2016	% of Net Sales	$ Change	% Change
	(dollars in thousands)
EBITDA by segment (1)
U.S Debit and Credit	$22,379	18.5%	$43,242	26.2%	$(20,863)	(48.2)%
U.S. Prepaid Debit	12,698	30.1%	15,417	32.5%	(2,719)	(17.6)%
U.K. Limited	2,295	9.7%	1,841	8.4%	454	24.7%
Corporate and Other	(19,543)	*	(18,254)	*	(1,289)	*
Total	$17,829	9.4%	$42,246	17.5%	$(24,417)	(57.8)%

* Calculation not meaningful

(1) EBITDA is the primary measure used by management to evaluate segment operating performance.  The principal difference between Income from Operations and EBITDA is that EBITDA is adjusted to exclude Depreciation and Amortization expense of $6,581 and $6,376 in U.S. Debit and Credit, $2,188 and $1,736 in U.S. Prepaid Debit, $617 and $520 in U.K. Limited and $4,209 and $3,898 in Corporate and Other for the nine months ended September 30, 2017 and 2016, respectively.

				EXHIBIT E
CPI Card Group Inc. and Subsidiaries
Supplemental GAAP to Non-GAAP Reconciliation
(Dollars in Thousands, Except Shares and Per Share Amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
EBITDA and Adjusted EBITDA:
Net (loss) income	$(735)	$4,026	$(7,403)	$9,413
Interest expense, net	5,305	5,008	15,530	15,109
Income tax (benefit) expense	(755)	2,541	(3,893)	5,194
Depreciation and amortization	4,460	4,230	13,595	12,530
EBITDA	$8,275	$15,805	$17,829	$42,246

Adjustments to EBITDA
Stock-based compensation expense	507	934	1,367	2,785
Litigation and related charges (1)	1,113	645	3,499	2,587
EFT Source acquisition performance bonuses	—	250	—	750
Foreign currency (gain) loss	(314)	124	(568)	192
Subtotal of adjustments to EBITDA	1,306	1,953	4,298	6,314
Adjusted EBITDA	$9,581	$17,758	$22,127	$48,560

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Adjusted net income (loss) and earnings (loss) per share:
Net (loss) income	$(735)	$4,026	$(7,403)	$9,413
Amortization of intangible assets	1,227	1,132	3,678	3,406
Stock-based compensation expense	507	934	1,367	2,785
Litigation and related charges (1)	1,113	645	3,499	2,587
EFT Source acquisition performance bonuses	—	250	—	750
Tax effect of above items	(996)	(977)	(2,990)	(3,144)
Adjusted net income (loss)	$1,116	$6,010	$(1,849)	$15,797
(1)	Represents legal costs incurred in connection with certain patent and shareholder litigation.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Weighted-average number of shares outstanding:
Basic	55,639,551	55,255,239	55,558,825	55,999,722
Effect of dilutive equity awards	107,058	253,445	—	232,473
Weighted-average diluted shares outstanding	55,746,609	55,508,684	55,558,825	56,232,195

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Reconciliation of diluted (loss) earnings per share (GAAP) to adjusted diluted earnings (loss) per share:
Diluted (loss) earnings per share (GAAP)	$(0.01)	$0.07	$(0.13)	$0.17
Impact of net income adjustments	0.03	0.04	0.10	0.11
Adjusted diluted earnings (loss) per share	$0.02	$0.11	$(0.03)	$0.28

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Constant Currency:
U.K. Limited net sales, as reported (GAAP)	$7,047	$7,675	$23,644	$21,896
Foreign currency translation impact	14	—	2,227	—
U.K. Limited net sales, constant currency adjusted	$7,061	$7,675	$25,871	$21,896
Net sales change, as reported (GAAP)	(8.2)%		8.0%
Net sales change, constant currency adjusted	(8.0)%		18.2%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Reconciliation of cash (used in) provided by operating activities (GAAP) to free cash flow:
Cash provided by (used in) operating activities	$1,334	$6,605	$(6,928)	$39,772
Acquisitions of plant, equipment and leasehold improvements	(2,025)	(5,360)	(7,808)	(12,369)
Free cash flow	$(691)	$1,245	$(14,736)	$27,403